PLBY GROUP, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(Non-Employee Directors General Form)

PLBY Group, Inc. (the “Company”) hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) set forth below under the PLBY Group, Inc. 2021 Equity and Incentive Compensation Plan (the “Plan”). The RSUs are subject to all of the terms and conditions in this Notice of Grant of Restricted Stock Units (this “Grant Notice”), in the Restricted Stock Units Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan, and the Plan and the Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistencies between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	[Name]
Type of Grant:	Restricted Stock Units
Date of Grant:	[Grant Date]
Number of RSUs:	[#]
Vesting Start Date:	[Vesting Start Date]
Vesting Schedule:[1]
Subject to the conditions set forth in the Agreement, including but not limited to the Participant’s continuous service as a Director until the applicable vesting date, the RSUs [shall vest in three (3) equal installments on each of the first three anniversaries of the Date of Grant / shall become vested in full on the date that is the earlier of (a) the one-year anniversary of the Date of Grant and (b) the date of the Company’s regular annual meeting of stockholders which occurs in the calendar year following the calendar year in which the Date of Grant occurs].

1 Vesting Schedule may be included in an appendix to a grant agreement accepted via an electronic platform.

PLBY GROUP, INC.

Restricted Stock Units Agreement

PLBY Group, Inc. (the “Company”) has granted, pursuant to the PLBY Group, Inc. 2021 Equity and Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement is attached (together with the Grant Notice, this “Agreement”) an award of Restricted Stock Units as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Plan.

2.Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Date of Grant, the number of RSUs set forth in the Grant Notice. Each RSU shall represent the right of the Participant to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.

3.Restrictions on Transfer of RSUs. Subject to Section 15 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such RSUs shall be transferable prior to payment to the Participant pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.

4.Vesting of RSUs.

(a)     The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice (the period from the Date of Grant until the last applicable vesting date, the “Vesting Period”), subject to the Participant continuing to serve as a Director through the applicable vesting date. Any RSUs that do not so become vested will be forfeited, including, except as provided in Section 4(b) or Section 4(c) below, if the Participant ceases to serve as a Director for any reason prior to the end of the Vesting Period.

(b)    Notwithstanding Section 4(a) above, the RSUs shall become vested in full and payable to the Participant pursuant to Section 5 hereof upon the date that the Participant ceases to be a Director by reason of the Participant’s death or the Participant becomes Disabled. For purposes of this Agreement, “Disability” (or similar terms) shall mean a circumstance in which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.

(c)    Notwithstanding Section 4(a) above, in the event of a Change in Control that occurs prior to the end of the Vesting Period and subject to the Participant continuing to serve as a Director through such time, the RSUs shall become vested in full and payable to the Participant pursuant to Section 5 hereof upon the consummation of the Change in

Control, except to the extent that a Replacement Award is provided to the Participant to continue, replace or assume the RSUs covered by this Agreement (the “Replaced Award”) immediately prior to (and contingent upon) the Change in Control. If, after receiving a Replacement Award, the Participant experiences an involuntary termination by the Company of the Participant’s service as a Director during the remaining vesting period for the Replacement Award, the Replacement Award shall immediately vest in full. For purposes of this Agreement, a “Replacement Award” means an award (i) of the same type (e.g., time-based restricted stock units) as the Replaced Award, (ii) that has a value at least equal to the value of the Replaced Award, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this paragraph are satisfied will be made by the Board or Committee, as constituted immediately before the Change in Control, in its sole discretion.

5.     Form and Time of Payment of RSUs.

(a)    Payment for the RSUs, after and to the extent they have become vested and nonforfeitable, shall be made in the form of shares of Common Stock. Payment shall be made as soon as administratively practicable following (but no later than thirty (30) days following) the date that the RSUs become vested pursuant to Section 4 hereof (the “Settlement Period”); provided, however, that the Settlement Period shall be extended in the event vesting occurs during a closed trading window in which case such payment shall be made on a day on which the sale of such shares of Common Stock would not violate the terms of a blackout period (whether under the Company’s insider trading policy, applicable law or otherwise), but in any event no later than March 15th of the calendar year following the calendar year in which such RSUs become vested.

(b)    Except to the extent provided by Section 409A of the Code and permitted by the Board or the Committee, no shares of Common Stock may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.

(c)    The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of shares of Common Stock corresponding to such RSUs.

6.     Dividend Equivalents; Voting and Other Rights.

(a)    The Participant shall have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote the shares of Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to the Participant pursuant to Section 5 above.

(b)    From and after the Date of Grant and until the earlier of (i) the time when the RSUs become vested and are paid in accordance with Section 5 hereof and (ii) the time when the Participant’s right to receive shares of Common Stock in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of shares of Common Stock generally, the Participant shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are settled.

(c)    The obligation of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.     Adjustments. The number of shares of Common Stock issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 11 of the Plan.

8.    Taxes. The Participant will be solely responsible for the payment of all taxes that arise with respect to the granting and payment of the RSUs, including the payment of any shares of Common Stock.

9.    Compliance with Law.

(a)    The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

(b)    Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

10. Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the RSUs.

11. Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

12. No Right to Future Awards or Continued Service as a Director. The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. Nothing contained in this Agreement shall confer upon the Participant any right to continued service as a Director.

13. Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any other compensatory arrangement maintained by the Company or any of its Subsidiaries.

14. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the Participant’s rights with respect to the RSUs without the Participant’s written consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

15. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16. Relation to Plan. The RSUs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

17. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

19. Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

20. Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below.

PLBY GROUP, INC.

By: __________________________________
Name: _______________________________
Title: ________________________________
Date: ________________________________

Participant Acknowledgment and Acceptance

By: __________________________________
Print Name: ___________________________
Date: ________________________________